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                                                                       Exhibit 3
                                                                       ---------

                             Joint Filing Agreement
                             ----------------------

     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with respect to the common stock of Autonomous Technologies Corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.


Dated:  October 13, 1998



                              ALPINE ACQUISITION CORP.


                              By: /s/ Robert J. Kelly
                                 ---------------------------------
                                 Name: Robert J. Kelly
                                 Title: Treasurer


                              SUMMIT TECHNOLOGY, INC.


                              By: /s/ Robert J. Kelly
                                 ---------------------------------
                                 Name: Robert J. Kelly
                                 Title: Chief Financial Officer